Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

OXEIA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units, each consisting of one share of Common Stock, par value $0.001 per share and two Warrants	457(o)			$20,700,000	$0.0000927	$1,919
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share (1)
Fees to Be Paid	Equity	Warrants to purchase Common Stock
Fees to be Paid	Equity	Shares of Common Stock underlying the Warrants (1)				$41,400,000	$0.0000927	$3,838
Fees to Be Paid	Equity	Representative’s Unit Purchase Option to purchase Units (2)
Fees to Be Paid	Equity	Shares of Common Stock Underlying the Unit Purchase Option				$1,242,000	$0.0000927	$115
Fees to Be Paid	Equity	Warrants underlying the Units underlying the Unit Purchase Option (3)
Fees to Be Paid	Equity	Shares of Common Stock underlying the Warrants underlying the Units underlying the Unit Purchase Option				$1,242,000	$0.0000927	$115
	Total					$64,584,000		$5,987

(1)	Included in the price of the units. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(2)	We have agreed to issue upon the closing of this offering, a unit purchase option to the representatives of the underwriters entitling it to purchase up to 5% of the aggregate units sold in this offering. The exercise price of the unit purchase option is equal to 125% of the public offering price of the units offered hereby. The unit purchase option is exercisable commencing six (6) months after the date of effectiveness of this Registration Statement and will terminate five (5) years after the date of effectiveness of this Registration Statement.
(3)	We have agreed to issue upon the closing of this offering, a unit purchase option to the representatives of the underwriters entitling it to purchase up to 5% of the aggregate units sold in this offering. The exercise price of the unit purchase option is equal to 125% of the public offering price of the units offered hereby. The unit purchase option is exercisable commencing six (6) months after the date of effectiveness of this Registration Statement and will terminate five (5) years after the date of effectiveness of this Registration Statement.